EXHIBIT 10(E)

Jun 25 2004

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call/Coll	Account	Officer	Initials
$5,000,000.00	06-14-2004		0000011001	402/326	E0100567162	RXW07

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.  Any Item above containing **** has been omitted due to text length limitations.

Borrower:	The Ohio Art Company	Lender:	KeyBank National Association
	1 Toy St, P.O. Box 111		OH-MM-Sandusky
	Bryan, OH 43506		135 East Washington Row
Sandusky, OH 44670

Principal Amount: $5,000,000.00	Initial Rate: 3.500%	Date of Agreement: June 14, 2004

DESCRIPTION OF EXISTING INDEBTEDNESS.  Obligor No.: 100567162.

Obligation No.: 11001.

Original Promissory Note dated May 21, 2003, in the principal amount of $5,000,000.00

DESCRIPTION OF CHANGE IN TERMS. The Index currently is 4.00% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of one half percentage point(s) under the Index, resulting in an initial rate of 3.50% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, Including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writting. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

NOTICE: FOR THIS NOTICE “YOU” MEANS THE BORROWER AND “CREDITOR” AND “HIS” MEANS LENDER.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

CIT SIGNERS:

THE OHIO ART COMPANY

By:	/s/ Jerry D. Kneipp	6/29/04
Jerry D. Kneipp, C.F.O & Treasurer of The Ohio Art Company

LASER PRO Lending, Ver.5.23.30.004 Copr. Harland Financial Solutions, Inc. 1997, 2004.  All Rights Reserved